                                                                 Exhibit 4(b)(v)


                          (FORM OF FACE OF DEBENTURE)

$......                                                              No.......

                           J.C. PENNEY COMPANY, INC.

                          % Sinking Fund Debenture Due

         J.C. Penney Company, Inc., a Delaware Corporation (hereinafter called the Company), for value received, promises to pay to or registered assigns, the principal sum of
                                      Dollars, on
                     and to pay interest on said principal sum, (semi)annually
on           (and             ) of each year, at the rate of   % per annum,
from the             (or the            , as the case may be,) next preceding
the date of this Debenture to which interest has been paid or duly provided for, unless the date hereof is a date to which interest has been paid or duly provided for, in which case from the date of this Debenture, or unless no
interest has been paid on the Debentures, in which case from           , until
the principal hereof becomes due and payable, and at such rate on any overdue principal and premium and (to the extent that the payment of such interest shall be legally enforceable) on any overdue instalment of interest. Notwithstanding the foregoing, when there is no existing default in the payment of interest on the Debentures, if the date hereof is after a Regular Record
Date, which shall be the close of business on                           (or
                       ) (whether or not a Business Day), (as the case may be,) next preceding an Interest Payment Date, and before the next succeeding Interest Payment Date, this Debenture shall bear interest from such Interest Payment Date; provided, however, that if the Company shall default in the payment of interest due on such Interest Payment Date, then this Debenture shall bear interest from the next preceding Interest Payment Date to which interest has been paid or duly provided for, or if no interest has been paid on
the Debentures, from                       . The interest so payable, and
punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Debenture (or one or more Predecessor Debentures) is registered at the Regular Record Date for such Interest Payment Date. The principal of (and premium, if any) and interest on this Debenture are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, at the agency or agencies maintained by the Company for such purpose; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register. Any interest not punctually paid or duly provided for shall be payable as provided in the Indenture.

         Reference is made to the further provisions of this Debenture set forth on the reverse hereof, which shall have the same effect as though fully set forth at this place.

         Unless one of the certificates of authentication hereon has been executed by or on behalf of the Trustee by manual signature, this Debenture shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, J. C. Penney Company, Inc. has caused the execution hereof in its corporate name by its duly authorized officers.

                                   J.C. PENNEY COMPANY, INC.


                                        By..............................
                                               CHAIRMAN OF THE BOARD


  By..............................
             SECRETARY


               (FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION)

                         CERTIFICATE OF AUTHENTICATION

         This is one of the      % Sinking Fund Debentures Due         referred
to in the within-mentioned Indenture.



                                                    AS TRUSTEE


                                        By..............................
                                                 Authorized Officer

               (FORM OF ALTERNATE CERTIFICATE OF AUTHENTICATION)

                          CERTIFICATE OF AUTHENICATION

         This is one of the       % Sinking Fund Debentures Due        referred
to in the within-mentioned Indenture.


                                                    AS TRUSTEE



                                        By..............................
                                                Authenticating Agent


                                        By..............................
                                                 Authorized Officer

                         (FORM OF REVERSE OF DEBENTURE)

                           J. C. PENNEY COMPANY, INC.

                          % Sinking Fund Debenture Due

        This Debenture is one of a duly authorized issue of unsecured debentures, notes or other evidences of indebtedness of the Company (herein called the "Securities") of the series hereinafter specified, all issued and to be issued under an Indenture dated as of April 1, 1994 (herein called the "Indenture"), between the Company and Bank of America National Trust and Savings Association, Trustee (herein called the "Trustee", which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Company, the Trustee and the Holders of the Securities, and the terms upon which the Securities are, and are to be, authenticated and delivered. The Securities, which are unlimited in aggregate principal amount, may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions (if any), may be subject to different sinking, purchase or analogous funds (if any), may be subject to different covenants and Events of Default and may otherwise vary as in the Indenture provided. This
Debenture is one of a series of the Securities designated as the      % Sinking
Fund Debentures Due (herein called the "Debentures"), limited in aggregate
principal amount to  $            .

         The Debentures may be redeemed, at the option of the Company, as a whole or from time to time in part, on any date prior to Stated Maturity, upon not less than 30 nor more than 60 days' prior notice given as provided in the Indenture, at the following Redemption Prices, expressed in percentages of the principal amount, together with accrued interest to the Redemption Date:

                     Percentage                                    Percentage
  Year              of Principal               Year               of Principal
Beginning              Amount                Beginning               Amount
- ---------           ------------             ---------            ------------




and at 100% of the principal amount if redeemed on and after        ;provided,
however, that Debentures may not be so redeemed prior to              , directly
or indirectly from, or in anticipation of, moneys borrowed at an interest cost (calculated in accordance with generally accepted financial practice) of less
than    % per annum.

         The Debentures are also subject to redemption through the operation of the Mandatory and Optional Sinking Funds provided in the Indenture, on
and on each               thereafter to and including               on notice
as set forth above, at a Sinking Fund Redemption Price equal to 100% of the principal amount thereof, together with accrued interest to the Redemption Date.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Debenture may be registered on the Security Register, upon surrender of this Debenture for registration of transfer at one of the agencies maintained by the Company for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar (if other than the Company) duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Debentures, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         The Debentures are issuable only as registered Debentures without
coupons in the denminations of $            and any integral multiple thereof.
As provided in the Indenture, Debentures are exchangeable for a like aggregate principal amount of Debentures of different authorized denominations, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment for registration of transfer of this Debenture, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Debenture is registered as the absolute owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Debenture be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         (Additional covenants, terms or provisions, if any, to be inserted here as well as any changes in covenants, terms or provisions contained in the Indenture.)

         If an Event of Default with respect to the Debentures shall occur and be continuing, the principal of all the Debentures may be declared due and payable in the manner and with the effect provided in the Indenture.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of any series under the Indenture at any time by the Company with the consent of the Holders of 66 2/3% (unless a different percentage is specified with respect to any series of Securities, in which case, as to such series, the percentage so specified) in aggregate principal amount of the Outstanding Securities of each series affected by any such amendment or modification. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Debentures at the time Outstanding, on behalf of the Holders of all the Debentures, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Debenture shall be conclusive and binding upon such Holder and upon all future Holders of this Debenture and of any Debenture issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Debenture.

         No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Debenture at the times, places and rate, and in the coin or currency, herein prescribed.

         No recourse shall be had for the payment of the principal of (or premium, if any) or interest on this Debenture, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

         All terms used in this Debenture which are defined in the Indenture shall have the meanings assigned to them in the Indenture.